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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement of Pre-effective Amendment No. 6 on Form F-1/A of our reports dated March 22, 2006 relating to the financial statements of Navios Maritime Holdings Inc., which appear in such Registration Statement. We also consent to the references to us under the heading ‘‘Experts’’ in such Registration Statement.

/s/   PricewaterhouseCoopers S.A.

PricewaterhouseCoopers S.A.
Athens, Greece

July 28, 2006